EXHIBIT 2

Tables Detailing Acquisitions of Shares and Warrants, May 2002-February 2003

Common Stock

Transaction Date	Number of Securities Acquired	Price ($)		Purchaser

5/10/02	333,700	1.00	(3)	Fred Brenner	(1)
5/10/02	351,620	1.00	(3)	Annette Brenner	(2)
5/30/02	4,000.86			Annette Brenner	(2)
5/30/02	4,000.99			Annette Brenner	(2)
6/25/02	5,000.75			Fred Brenner	(1)
7/1/02	200.80			Fred Brenner	(1)
7/25/02	2,400	1.21		Fred Brenner	(1)
7/25/02	2,000	1.20		Fred Brenner	(1)
7/25/02	3,100	1.19		Fred Brenner	(1)
7/25/02	500	1.10		Fred Brenner	(1)
7/30/02	1,000.80			Fred Brenner	(1)
7/31/02	1,800.80			Fred Brenner	(1)
7/31/02	4,500.78			Fred Brenner	(1)
7/31/02	100.75			Fred Brenner	(1)
7/31/02	700.65			Fred Brenner	(1)
9/25/02	500.65			Annette Brenner	(2)
11/7/02	2,000.65			Annette Brenner	(2)
11/12/02	1,000.65			Annette Brenner	(2)
11/18/02	300.65			Annette Brenner	(2)
11/20/02	400.60			Annette Brenner	(2)
11/20/02	2,600.60			Fred Brenner	(1)
11/25/02	2,000.61			Fred Brenner	(1)
12/2/02	400.61			Fred Brenner	(1)
12/4/02	1,600.60			Annette Brenner	(2)
12/6/02	435.55			Fred Brenner	(1)
12/10/02	565.55			Fred Brenner	(1)
12/12/02	2,000.53			Annette Brenner	(2)
12/14/01	1,600.53			Annette Brenner	(2)
12/21/02	1,000.51			Fred Brenner	(1)
12/23/02	200.51			Fred Brenner	(1)
12/24/02	3,500.51			Fred Brenner	(1)
12/26/02	800.51			Fred Brenner	(1)
12/27/02	1,800.51			Fred Brenner	(1)
12/30/02	2,900.51			Fred Brenner	(1)
12/31/02	3,000.51			Annette Brenner	(2)
1/7/03	1,700.49			Fred Brenner	(1)
1/16/03	200.47			Fred Brenner	(1)
1/17/03	100.48			Annette Brenner	(2)
1/23/03	200.47			Fred Brenner	(1)
1/23/03	2,900.48			Fred Brenner	(1)
1/24/03	1,800.47			Fred Brenner	(1)
1/24/03	2,000.45			Fred Brenner	(1)
1/28/03	1,400.46			Annette Brenner	(2)
2/12/03	400.43			Fred Brenner	(1)
2/13/03	600.43			Annette Brenner	(2)
2/18/03	1,000.43			Fred Brenner	(1)
2/18/03	1,100.44			Fred Brenner	(1)
2/18/03	300.43			Fred Brenner	(1)
2/21/03	500.46			Fred Brenner	(1)

Warrants

Transaction Date	Number of Securities Acquired	Price ($)		Exercise Price ($)	Expiration Date	Purchaser
5/10/02	166,850	1.00	(3)	2.50	9/30/03	Fred Brenner	(1)
5/10/02	175,810	1.00	(3)	2.50	9/30/03	Annette Brenner	(2)

(1)                                  These securities are owned solely by Fred Brenner.

(2)                                  These securities are owned solely by Annette Brenner.

(3)                                  PPT VISION, Inc. Rights Offering, by which Units containing one share of Common Stock and one warrant to purchase an additional one-half share of Common Stock were offered to existing shareholders of record on March 22, 2002.  The termination date of this Rights Offering was May 10, 2002.